EX-99.j

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Insured Funds, Voyageur Mutual Funds, Voyageur Mutual Funds II, Delaware Group® State Tax-Free Income Trust, Voyageur Intermediate Tax Free Funds and Voyageur Tax Free Funds of our reports dated October 20, 2023, relating to the financial statements and financial highlights, which appear in Delaware Tax-Free Arizona Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Tax-Free New York Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware Tax-Free Colorado Fund, Delaware Tax-Free Pennsylvania Fund, Delaware Tax-Free Minnesota Intermediate Fund and Delaware Tax-Free Minnesota Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 27, 2023